UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

MOON RIVER STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

131 Southern Boulevard Bloomingdale, Georgia	31405
(Address of Principal Executive Offices)	(Zip Code)

(912) 298-2000

(Registrant’s telephone number, including area code)

MEDIENT STUDIOS, INC.

Former Name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 14, 2014, Steven Bahlmann was appointed as Chief Financial Officer, Secretary and Treasurer of Moon River Studios. Mr. Bahlmann, age 56, served as CFO of Markmann Nutraceuticals, Inc., a startup contract nutraceutical manufacturer that Bahlmann co-founded, a position he held from 2011 to 2014. From 2008 to 2011, Mr. Bahlmann served as CFO of Junior Sports Corporation, a junior sports training academy. Mr. Bahlmann spent the first 5 years of his career, as a Supervisor Accountant with McGladrey, LLP, a national accounting and consulting firm. Mr. Bahlmann earned his degree in accounting at the University of Northern Iowa, is a CPA and is a member of the AICPA.

On October 16, 2014, the Company released a press release in connection with the Mr. Bahlmann, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated October 16, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOON RIVER STUDIOS, INC.

Date: October 17, 2014	By:	/s/ Jake Shapiro
Name: Jake Shapiro
Title: Chief Executive Officer

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